AMENDMENT TO PARTICIPATION AGREEMENT

AMENDMENT NO. 3

THIS AGREEMENT made and entered into this 17th day of February, 1998, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement dated February 17, 1998; and

WHEREAS, the Trust, the Distributor and the Company desire to add an additional insurance company, an additional separate account to schedule 1 and additional Contracts to Schedule 2.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Participation Agreement and Schedules, pursuant to the terms of the Participation Agreement, as follows:

  INTRODUCTION PARAGRAPH PAGE 1 is hereby deleted in its entirety and replaced with the following:

  THIS AGREEMENT made the 17th day of February, 1998, and amended on December 14, 1998, March 15, 1999 and April 17, 2000, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a life insurance company organized as a corporation under the laws of the State of New York, each of which is hereinafter referred to as (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Participation Agreement referred to below.

  Schedule 1 of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

Name of Account and Subaccounts	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Sun Life (NY) Variable Account C	October 18, 1985	811-04440	Combination Fixed/Variable Annuity Contract
Sun Life of Canada U.S. Variable Account F	July 13, 1989	811-5846	Combination Fixed/Variable Annuity Contract
Sun Life of Canada U.S. Variable Account I	December 1, 1998	811- 09137	Combination Fixed/Variable Life Insurance

  Schedule 2 of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

Name of Account and Subaccounts	Policy Marketing Name	SEC 1933 Act Registration Number	Contract Form Numbers	Annuity or Life
Sun Life (NY) Variable Account C	FUTURITY - NY	333-05037	NY-MVA-94	Annuity
Sun Life of Canada U.S. Variable Account F	FUTURITY VARIABLE AND FIXED ANNUITY CONTRACT	333-3907	FUT-MVA-CONT-1	Annuity
Sun Life of Canada U.S. Variable Account F	FUTURITY II VARIABLE AND FIXED ANNUITY CONTRACT	333-41628	RP-GR-CONT-98-1 RP-IND-MVA-98-1	Annuity
Sun Life of Canada U.S. Variable Account F	FUTURITY III VARIABLE AND FIXED ANNUITY CONTRACT	333-30844	RCH-IND-MVA-00-1 RCH-GR-CERT-00-1 RCH-INDMVAPR-00-1 RCH-GRCERT-PR-00-1	Annuity
Sun Life of Canada U.S. Variable Account F	FUTURITY FOCUS VARIABLE AND FIXED ANNUITY CONTRACT	333-0527	RC-MVA-CONT-96 RC-MVA-CERT-96	Annuity
Sun Life of Canada U.S. Variable Account F	FUTURITY FOCUS II VARIABLE AND FIXED ANNUITY CONTRACT	333-31248	FII-IND-MVA-00-1 FII-GR-CERT-00-1 FII-IND-MVAPR-00-1 FII-GR-CERTPR-00-1	Annuity
Sun Life of Canada U.S. Variable Account F	FUTURITY ACCOLADE VARIABLE AND FIXED ANNUITY CONTRACT	333-82957	FA-IND-MVA-99-1 FA-GR-CERT-99-1 FA-IND-MVAPR-99-1 FA-GR-CERTPR-99-1	Annuity
Sun Life of Canada U.S. Variable Account I	FUTURITY VARIABLE UNIVERSAL LIFE INSURANCE POLICIES	333-68601	FPVUL-1999	Life
Sun Life of Canada U.S. Variable Account I	FUTURITY SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE POLICIES	333-94359	SVUL - 2000	Life

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Agreement thereto. This Amendment shall take effect on April 17, 2000.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

(Trust)

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

GOLDMAN, SACHS & CO.

(Distributor)

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) (Company)

By: _________________________________________

Name: James M. A. Anderson .

Title: Vice President of Investments .

By: _________________________________________

Name: Robert K. Leech .

Title: Vice President, Retirement Products & Services Div.

SUN LIFE INSURANCE AND ANNUITY COMPANY

OF NEW YORK (Company)

By: _________________________________________

Name: : James M. A. Anderson .

Title: Vice President of Investments .

By: _________________________________________

Name: Edward M. Shea .

Title: Assistant Vice President & Senior Counsel .